Exhibit 23


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-75477) pertaining to the American Medical Security Retirement Savings Plan of American Medical Security Group, Inc. of our report dated March 15, 2002, with respect to the financial statements and schedules of the American Medical Security Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2001.



                                                        /s/ ERNST & YOUNG LLP

Milwaukee, WI
June 21, 2002